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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)     August 30, 1996
                                                 _________________________



                                The Maxim Group, Inc.
________________________________________________________________________________

                (Exact name of registrant as specified in its charter)


Delaware                               0-22232                 58-2060334
________________________________________________________________________________
(State or other jurisdiction    (Commission File Number)    (IRS Employer
of incorporation)                                          Identification No.)


210 TownPark Drive, Kennesaw, Georgia                                      30144
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code    (770) 590-9369
                                                   ___________________________


                                    Not applicable
________________________________________________________________________________
            (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

    On August 30, 1996, The Maxim Group, Inc., a Delaware corporation ("Maxim") consummated the acquisition of Image Industries Inc., a Delaware corporation ("Image"). Pursuant to the Agreement and Plan of Reorganization, dated May 31, 1996, Image was merged with a wholly-owned subsidiary of Maxim. The transaction was consummated in a one for one exchange of the common stock of Maxim for the issued and outstanding common stock of Image. In connection therewith, an aggregate of 5,267,385 shares of Maxim Common Stock were issued to the shareholders of Image. In addition, options to purchase an aggregate of 932,615 shares of Maxim Common Stock were granted in exchange for a like number of options to purchase Image Common Stock. The transaction is valued at approximately $91.5 million, based on Image Industries' issued and outstanding common stock (on a fully diluted basis) and Maxim's closing price on August 29, 1996 on The Nasdaq National Market.

    Based in the Atlanta suburb of Kennesaw, Maxim is a leading retailer of floor covering and the industry's only publicly traded franchisor. Maxim has approximately 700 retail locations including 75 company owned stores. Maxim provides its network with advertising, training, merchandising services as well as consultation in administration. Maxim also provides floor covering products directly from the industry's manufacturers.

    Image is a leading plastic recycler and carpet manufacturer. Image produces residential carpet, polyester fiber, PET flake and pellets made from recycled post consumer PET (Polyethylene terephthalate) and is vertically integrated from the purchase of curbside collected bottles through complete manufacturing of polyester fiber, PET flake and carpet products.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  Financial Statements of Business Acquired:

    At the present time, it is impractical to provide the required financial statements for Image as required by this Item 7 of Form 8-K. Maxim will file such required financial statements under cover of Form 8-K/A as soon as practicable, but not later than November 15, 1996 (60 days after this Report is required to be filed).

    (b)  Pro Forma Financial Information:

    At the present time, it is impractical to provide the pro forma financial information relative to the Image acquisition as required by Article 11 of Regulation S-X and this Item 7 of Form 8-K. Maxim will file such pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than November 15, 1996 (60 days after this Report is required to be filed).

    (c)  Exhibits:

    2.1- Agreement and Plan of Reorganization, dated as of May 31, 1996, by and among The Maxim Group, Inc., TMG-II Merger, Inc., and Image Industries, Inc. (incorporated by reference from Form 8-K of Maxim dated May 31, 1996)

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                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  THE MAXIM GROUP, INC.



                                  By: /s/ A.J. Nassar
                                       ---------------------------------------
                                       A.J. Nassar
                                       President and Chief Executive Officer

Dated: September 3, 1996
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